De Joya & Company
                     2425 W. Horizon Ridge Parkway, Suite B
                               Henderson, NV 89052

August 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: OCEAN WEST HOLDING CORPORATION

Ladies and Gentlemen:

We have read the statements made by OCEAN WEST HOLDING CORPORATION in Item 4.01(a) of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,


/s/ De Joya & Company
De Joya & Company


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